Exhibit 5.01

[Letterhead of The Rainey Law Firm]

June 8, 2010

Oklahoma Gas and Electric Company 321 N. Harvey Oklahoma City, Oklahoma 73101
Re:	$250,000,000 Principal Amount of Senior Notes

Ladies and Gentlemen:

We have examined the Form S-3 Registration Statement, File Number 333-166572-01 (the “Registration Statement”), of Oklahoma Gas and Electric Company (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) and became automatically effective on May 6, 2010 and to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate principal amount of $250,000,000 of notes (“Senior Notes”) to be issued under the Indenture, dated as of October 1, 1995, as heretofore supplemented and amended by supplemental indentures, including a new supplemental indenture for the Senior Notes, all from the Company to UMB Bank N.A., as successor trustee (such Indenture, as supplemented, is herein referred to as the “Indenture”). We have examined all records, instruments, and documents which we have deemed necessary for the purposes of this opinion, including the Registration Statement on Form S-3 under the Act relating to the Senior Notes to be filed by the Company pursuant to the Act.

Based upon the foregoing and upon our general familiarity with the property and affairs of the Company, we are of the opinion that:

1.           The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Oklahoma and is authorized to conduct and operate its business as a public utility in the State of Oklahoma.

2.           The Indenture is a valid, legal and binding instrument of the Company.

3.           The Senior Notes are legally issued and binding obligations of the Company.

4.           The statements made in the above-mentioned Registration Statement and in the related Prospectus, purporting to be made or based upon our opinion correctly set forth our opinion upon said respective matters.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us with respect to this opinion under the caption of “Legal Opinions” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ William P. Tunell, Jr.
William P. Tunell, Jr. of
THE RAINEY LAW FIRM